                                                                  Exhibit (h)(3)


                              EXCELSIOR FUNDS TRUST

                AMENDED AND RESTATED ADMINISTRATIVE SERVICES PLAN




         Section 1. Upon the recommendation of SEI Investments Mutual Funds Services, Federated Services Company or U.S. Trust Company (each a "Co-Administrator") as Co-Administrator of Excelsior Funds Trust (the "Company"), any officer of the Company (or any other person authorized by the Company's Board) is authorized to execute and deliver, in the name and on behalf of the Company, written agreements in substantially the form attached hereto or in any other form duly approved by the Board of Trustees ("Servicing Agreements") with institutions that are shareholders of record or that have clients that are shareholders of record or beneficial owners of any of the Funds of the Company, including without limitation the Company's service providers and their affiliates ("Service Organizations"). Such Servicing Agreements shall require the Service Organizations to provide or arrange for the provision of support services as set forth therein to their clients who beneficially own Shares of any Fund offered by the Company in consideration of a fee, computed and paid in the manner set forth in the Servicing Agreements, at the annual rate of up to .40% of the applicable net asset value of Shares beneficially owned by such clients, of which no more than .25% is a "service fee" within the meaning of Rule 2830(d)(5) of the National Association of Securities Dealers, Inc. Among other institutions, any bank, trust company, thrift institution or broker-dealer is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by the Company with respect to a particular class or series of Shares of a particular Fund in connection with Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of that class or series.

         Section 2. The Co-Administrators shall monitor the arrangements pertaining to the Company's Servicing Agreements with Service Organizations in accordance with the terms of the Co-Administration Agreement by and among the Co-Administrators and the Company. The Co-Administrators shall not, however, be obliged by this Plan to recommend, and the Company shall not be obliged to execute, any Servicing Agreement with any qualifying Service Organization.

         Section 3. So long as this Plan is in effect, the Co-Administrators shall provide to the Company's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

         Section 4. This Plan shall become effective immediately upon the approval of the Plan (and the form of Servicing Agreement attached hereto) by a majority of the Board of Trustees, including a majority of the trustees who are not "interested persons" as defined in the Investment Company Act of 1940 (the "Act") of the Company and have no direct or indirect financial interest in the operation of this Plan or in any Servicing Agreement or other agreements related to this Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan (or form of Servicing Agreement).

               Section 5. Unless sooner terminated, this Plan shall continue until July 31, 2000 and thereafter shall continue automatically for successive annual periods provided such continuance is approved at least annually in the manner set forth in Section 4.

               Section 6. This Plan may be amended at any time by the Board of Directors, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

               Section 7. This Plan is terminable at any time by vote of a majority of the Disinterested Directors.

               Section 8. While this Plan is in effect, the selection and nomination of the new Directors of the Company who are not "interested persons" (as defined in the Act) of the Company shall be committed to the discretion of the existing Disinterested Directors.

               Section 9. The Company initially adopted this Plan as of July 30, 1999.

                         SHAREHOLDER SERVICING AGREEMENT

               THIS AGREEMENT, by and between Excelsior Funds Trust (the "Trust") and the shareholder service organization (the "Organization") listed on the signature page hereof;

               WITNESSETH:

               WHEREAS, certain transactions in shares of beneficial interest, $0.00001 par value, of the Trust or of any series now existing or later created of the Trust ("Shares") may be made by investors who are customers of, and using the services of or arranged by, an Organization, including without limitation the Company's service providers and their affiliates, that has entered into a shareholder servicing agreement with the Trust; and

               WHEREAS, the Organization wishes to make it possible for its customers (the "Customers") to purchase Shares and wishes to act as the Customers' agent in performing or arranging for the performance of certain administrative functions in connection with purchases, exchanges and redemptions of Shares from time to time upon the order and for the account of Customers and to provide related services to its Customers in connection with their investments in the Trust; and

               WHEREAS, it is in the interest of the Trust to make the services of the Organization available to Customers who are or may become beneficial owners of Shares of the Trust;

               NOW, THEREFORE, the Trust and the Organization hereby agree as follows:

       1. Appointment. The Organization, as an independent contractor, hereby agrees to perform or to have performed certain services for Customers as hereinafter set forth. The Organization's appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, the Trust may enter into other shareholder servicing agreements with others without the Organization's consent. For the purposes of this Agreement, the Organization is deemed an independent contractor and will have no authority to act as the Trust's agent in any respect.

       2.    Service to be Performed.

       2.1 Type of Service. The Organization shall be responsible for performing or having performed shareholder account administrative and servicing functions, which shall include without limitation/1/: (a) assisting Customers in designating and changing dividend options, account designations and addresses;
(b) providing necessary personnel and facilities to establish and maintain certain shareholder accounts and records, as may reasonably be requested from time to time by the Trust; (c) assisting in processing purchases, exchange and redemption transactions; (d) arranging for the wiring of funds; (e) transmitting and receiving funds in connection with Customer orders to purchase, exchange or redeem Shares; (f) verifying and guaranteeing Customer signatures in connection with redemption orders, transfers among and changes in Customer-designated accounts; (g) providing periodic statements showing a Customer's account balances and, to the extent practicable, integration of such information with information concerning other client transactions otherwise effected with or through the Organization; (h) furnishing on behalf of the Trust's distributor (either separately or on an integrated basis with other reports sent to a Customer by the Organization) periodic statements and confirmations of all purchases, exchanges and redemptions of Shares in a Customer's account required by applicable federal or state law, all such confirmations and statements to conform to Rule 10b-10 under the Securities Exchange Act of 1934 and other applicable federal or state law; (i) transmitting proxy statements, annual reports, updating prospectuses and other communications from the Trust to Customers; (j) receiving, tabulating and transmitting to the Trust proxies executed by Customers with respect to annual and special meetings of shareholders of the Trust; (k) providing reports (at least monthly, but more frequently if so requested by the Trust's distributor) containing state-by-state listings of the principal residences of the beneficial owners of the Shares; and
(l) providing or arranging for the provision of such other related services as the Trust or a Customer may reasonably request. The Organization shall provide or arrange for all personnel and facilities to perform the functions described in this paragraph with respect to its Customers.

       2.2 Standard of Services. All services to be rendered or arranged for by the Organization hereunder shall be performed in a professional, competent and timely manner. The details of the operating standards and procedures to be followed in performance of the services described above shall be determined from time to time by agreement between the Organization and the Trust. The Trust acknowledges that the Organization's ability to perform on a timely basis certain of its obligations under this Agreement depends upon the Trust's timely delivery of certain materials and/or information to the Organization. The Trust agrees to use its best efforts to provide such materials to the Organization in a timely manner.

-----------------------

1. Services may be modified or omitted in a particular case and items relettered or renumbered.

       3.    Fees.

       3.1   Fees from the Trust. In consideration for the services described in
Section 2 hereof and the incurring of expenses in connection therewith, the Organization shall receive fees set forth in Appendix A hereto, such fees to be paid in arrears periodically (but in no event less frequently than semi-annually) at annual rates of up to .40% of the average daily net assets of the Trust's Shares (of which no more than .25% is a "service fee" within the meaning of Rule 2830(d)(5) of the National Association of Securities Dealers, Inc.) owned during the period for which payment has been made by Customers for whom the Organization is the holder or agent of record or with whom it maintains a servicing relationship. For purposes of determining the fees payable to the Organization hereunder, the value of the Trust's net assets shall be computed in the manner specified in the Trust's then-current prospectus for computation of the net asset value of the Trust's Shares. The above fees constitute all fees to be paid to the Organization by the Trust with respect to the transactions contemplated hereby. The Trust may at any time in its discretion suspend or withdraw the sale of its Shares.

       3.2 Fees from Customers. It is agreed that the Organization may impose certain conditions on Customers, in addition to or different from those imposed by the Trust, such as requiring a minimum initial investment or charging Customers direct fees for the same or similar services as are provided hereunder by the Organization (which fees may either relate specifically to the Organization's services with respect to the Trust or generally cover services not limited to those with respect to the Trust). The Organization shall bill Customers directly for such fees. In the event the Organization charges Customers such fees, it shall notify the Trust in advance and make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers of any such fees charged to the Customer. To the extent required by applicable rules and regulations of the Securities and Exchange Commission, the Trust shall make written disclosure of the fees paid or to be paid to the Organization pursuant to Section 3.1 of this Agreement. It is understood, however, that in no event shall the Organization have recourse or access to the account of any shareholder of the Trust except to the extent expressly authorized by law or by such shareholder, or to any assets of the Trust, for payment of any direct fees referred to in this Section 3.2.

       4. Information Pertaining to the Shares. The Organization and its officers, employees and agents are not authorized to make any representations concerning the Trust or the Shares to Customers or prospective Customers, excepting only accurate communication of any information provided by or on behalf of any administrator or distributor of the Trust or any factual information contained in the then-current prospectus relating to the Trust or to any series of the Trust. In furnishing such information regarding the Trust or the Shares, the Organization shall act as agent for the Customer only and shall have no authority to act as agent for the Trust. Advance copies or proofs of all materials which are generally circulated or disseminated by the Organization to Customers or prospective Customers which identify or describe the Trust shall be provided to the Trust at least 10 days prior to such circulation or dissemination (unless the Trust consents in writing to a shorter period), and such materials shall not be circulated or disseminated or further circulated or disseminated at any time after the Trust shall have given written notice within such 10 day period to the Organization of any objection thereto.

             Nothing in this Section 4 shall be construed to make the Trust liable for the use (or accuracy unless prepared by the Trust for the specific use) of any information about the Trust which is disseminated by the Organization.

       5. Use of the Organization's Name. The Trust shall not use the name of the Organization (or any of its affiliates or subsidiaries) in any prospectus, sales literature or other material relating to the Trust in a manner not approved by the Organization prior thereto in writing; provided, however, that the approval of the Organization shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder and the terms hereof or which is required by law, including without limitation, by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

       6. Use of the Trust's Name. The Organization shall not use the name of the Trust on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name in connection with communications permitted by Section 4 hereof or (subject to Section 4, to the extent the same may be applicable) for any use of the Trust's name which merely refers in accurate and factual terms to the Trust in connection with the Organization's role hereunder or which is required by law, including without limitations, by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

       7. Security. The Organization represents and warrants that to the best of its knowledge, the various procedures and systems which it has implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Trust's records and other data and the Organization's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Trust shall from time to time specify the types of records and other data of the Trust to be safeguarded in accordance with this
Section 7.

       8. Compliance with Laws. The Organization shall comply with all applicable federal and state laws and regulations, including without limitation securities laws. The Organization represents and warrants to the Trust that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon the Organization. The Organization furthermore undertakes that it will promptly, after the Organization becomes so aware, inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or by-laws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

       9. Reports. Quarterly, and more frequently to the extent requested by the Trust from time to time, the Organization agrees that it will provide the administrator of the Trust with a written report of the amounts expended by the Organization pursuant to this Agreement and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Trust and shall supply all information necessary for the Trust to discharge its responsibilities under applicable laws and regulations.

       10.   Record Keeping.

       10.1 Section 31. The Organization shall maintain records in a form reasonably acceptable to the Trust and in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission, including but not limited to the record-keeping requirements of Section 31 of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder. Such records shall be deemed to be the property of the Trust and will be made available at the Trust's request for inspection and use by the Trust, representatives of the Trust and governmental authorities. The Organization agrees that, for so long as it retains any records of the Trust, it will meet all reporting requirements pursuant to the 1940 Act and applicable to the Organization with respect to such records. Upon termination of this Agreement, the Organization shall deliver to the administrator of the Trust all books and records maintained by the Organization and deemed to be the Trust's property hereunder.

       10.2 Rules 17a-3 and 17a-4. The Organization shall maintain accurate and complete records with respect to services performed by the Organization in connection with the purchase and redemption of Shares. Such records shall be maintained in form reasonably acceptable to the Trust and in compliance with the requirements of all applicable laws, rules and regulations, including without limitation, Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, as amended, pursuant to which any dealer of the Shares must maintain certain records. All such records maintained by the Organization shall be the property of such dealer and will be made available for inspection and use by the Trust or such dealer upon the request of either. The Organization shall file with the Securities and Exchange Commission and other appropriate governmental authorities, and furnish to the Trust and any such dealer copies of, all reports and undertakings as may be reasonably requested by the Trust or such dealer in order to comply with the said rules. If so requested by any such dealer, the Organization shall confirm to such dealer its obligations under this Section
10.2 by a writing reasonably satisfactory to such dealer.

       10.3 Transfer of Customer Data. In the event this Agreement is terminated or a successor to the Organization is appointed, the Organization shall transfer to such designee as the Trust may direct a certified list of the shareholders of the Trust serviced by the Organization (with name, address and tax identification or Social Security number, if any), a complete record of the account of each such shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Organization under this Agreement. In the event this Agreement is terminated, the Organization will use its best efforts to cooperate in the orderly transfer of such duties and responsibilities, including assistance in the establishment of books, records and other data by the successor.

     10.4 Survival of Record-Keeping Obligations. The record-keeping obligations imposed in this Section 10 shall survive the termination of this Agreement for a period of three years.

     10.5 Obligations Pursuant to Agreement Only. Nothing in this Section 10 shall be construed so that the Organization would, by virtue of its role hereunder, be required under applicable law to maintain the records required to be maintained by it under this Section 10, but is understood that the Organization has agreed to do so in order to enable the Trust and its dealer or dealers to comply with laws and regulations applicable to them.

     10.6 Organization's Rights to Copy Records. Anything in this Section 10 to the contrary notwithstanding, except to the extent otherwise prohibited by law, the Organization shall have the right to copy, maintain and use any records maintained by the Organization pursuant to this Section 10, except as otherwise prohibited by Sections 4 and 6 hereof.

     11. Force Majeure. The Organization shall not be liable or responsible for delays or errors by reason of circumstances beyond its reasonable control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, Acts of God, insurrection, war, riots or failure of communication or power supply.

     12.  Indemnification.

     12.1 Indemnification of the Organization. The Trust will indemnify and hold the Organization harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any claim, demand, action or suit (collectively, "Claims") arising in connection with material misstatements or omissions in the Trust's Prospectus. Notwithstanding anything herein to the contrary, the Trust will indemnify and hold the Organization harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of its acting in accordance with any written instructions reasonably believed by the Organization to have been executed by any person duly authorized by the Trust, or as a result of acting in reliance upon any instrument or stock certificate reasonably believed by the Organization to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust, excepting only the negligence or bad faith of the Organization.

          In any case in which the Trust may be asked to indemnify or hold the Organization harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and the Organization shall use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend the Organization against any Claim which may be the subject of indemnification hereunder. In the event that the Trust elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Organization. The Organization may retain additional counsel at its expense. Except with the prior written consent of the Trust, the Organization shall not confess any Claim or make any compromise in any case in which the Trust will be asked to indemnify the Organization.

     12.2 Indemnification of the Trust. Without limiting the rights of the Trust under applicable law, the Organization will indemnify and hold the Trust harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any Claim (a) arising from (i) the bad faith or negligence of the Organization, its officers, employees or agents,
(ii) any breach of applicable law by the Organization, its officers, employees or agents, (iii) any action of the Organization, its officers, employees or agents which exceeds the legal authority of the Organization or its authority hereunder, or (iv) any actions, inactions, errors or omissions of the Organization, its officers, employees or agents with respect to the purchase, redemption, transfer and registration of Customers' Shares or the Trust's verification or guarantee of any Customer signature.

          In any case in which the Organization may be asked to indemnify or hold the Trust harmless, the Organization shall be advised of all pertinent facts concerning the situation in question and the Trust shall use reasonable care to identify and notify the Organization promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Organization. The Organization shall have the option to defend the Trust against any Claim which may be the subject of indemnification hereunder. In the event that the Organization elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Organization and satisfactory to the Trust. The Trust may retain additional counsel at its expense. Except with the prior written consent of the Organization, the Trust shall not confess any Claim or make any compromise in any case in which the Organization will be asked to indemnify the Trust.

     12.3 Survival of Indemnities. The indemnities granted by the parties in this Section 12 shall survive the termination of this Agreement.

     13. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth on the signature page of this Agreement or at such other address as such party may have designated by written notice to the other.

     14. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     15. Termination. Unless sooner terminated, this Agreement will continue until _________, 2000 and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by vote of a majority of (i) the Board of Trustees of the Trust and
(ii) those Trustees who are not "interested persons" (as defined in the 1940
Act) of the Trust and have no direct or indirect financial interest in the operation of the Trust's Administrative Services Plan or in any agreement related thereto cast in person at a meeting called for the purpose of voting on such approval ("Disinterested Trustees"). This Agreement is terminable, without penalty, at any time by the Trust (which termination may be by a vote of a majority of the Disinterested Trustees) or by you upon notice to the Trust.

     16. Changes; Amendments. This Agreement may be changed or amended only by written instrument signed by both parties hereto.

     17. Subcontracting By Organization. The Organization may, with the written approval of the Trust (such approval not to be unreasonably withheld), subcontract for the performance of the Organization's obligations hereunder with any one or more persons, including but not limited to any one or more persons which is an affiliate of the Organization; provided, however, that the Organization shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

     18. Compliance with Laws and Policies; Cooperation. The Trust hereby agrees that it will comply with all laws and regulations applicable to its operations and the Organization agrees that it will comply with all laws and regulations applicable to its operations hereunder. Each party understands that the other may from time to time adopt or modify policies relating to the subject matter of this Agreement, in which case the party adopting or modifying such a policy shall notify the other thereof and the parties shall consider the applicability thereof and endeavor to comply therewith to the extent not impracticable or unreasonably burdensome. Each of the parties agrees to cooperate with the other in connection with the performance of this Agreement and the resolution of any problems, questions or disagreements in connection herewith.

     18.1 Annual Financial Reports. At least once a year, the Trust shall send to the record owners of its Shares the Trust's audited financial statements.

     18.2 Annual Certification. At least once a year, the Organization shall certify to the Trust that it is conducting its business in accordance with the terms and conditions of the Agreement.

     19. Single Portfolio. Notwithstanding anything in this Agreement to the contrary, any amount owed by the Trust to the Organization under this Agreement or otherwise with respect to any matter hereunder shall be paid only from and shall be limited to the assets and property of the particular investment portfolio of the Trust to which the matter relates.

     20. Miscellaneous. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The terms of this Agreement shall become effective as of the date set forth below.

          IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year set forth below.

Dated as of: ________________________________



Excelsior Institutional Trust                     Address for Notices:

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________

By: _________________________________________     ______________________________
         (Authorized Officer)




_____________________________________________     Address for Notices:
         [Service Organization]
                                                  ______________________________

                                                  ______________________________

                                                  ______________________________

                                                  ______________________________


By: _________________________________________
         (Authorized Officer)

                                   APPENDIX A

EXCELSIOR INSTITUTIONAL TRUST


          Pursuant to the terms and conditions set forth in the attached Shareholder Servicing Agreement, the Organization will receive the fees set forth below in consideration for the services described in Section 2 of said Agreement and the incurring of expenses in connection therewith, such fees (calculated pursuant to Section 3.1 of said Agreement) to be paid in arrears periodically (but in no event less frequently than semi-annually):

        =============================================================
         FUND                                        Shareholder
                                                      Servicing
                                                         Fee
        =============================================================
         Equity Fund                                    __ BP
         International Equity Fund                      __ BP
         Mid Cap Value Fund                             __ BP
        =============================================================
         Income Fund                                    __ BP
         Total Return Bond Fund                         __ BP
        =============================================================
         Optimum Growth Fund                            __ BP
         High Yield Fund                                __ BP
        =============================================================